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Exhibit 10.16

                            , 2005

Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

Re:
Initial Public Offering

Gentlemen:

        The undersigned officer and director and stockholder of Cold Spring Capital Inc. ("Company"), in consideration of Deutsche Bank Securities Inc. ("DBSI") entering into a letter of intent ("Letter of Intent") to underwrite an initial public offering of the securities of the Company ("IPO") and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 4 hereof).

1.
The undersigned agrees to be Chief Executive Officer, Secretary and Chairman of the Board of Directors of the Company until the earlier of the consummation by the Company of an Initial Transaction or the liquidation of the Company. The undersigned's biographical information furnished to DBSI and included in the Company's Registration Statement, No. 333-125873, originally filed with the Securities Exchange Commission on June 16, 2005, as amended, is true and accurate in all respects, does not omit any material information with respect to the undersigned's background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned's Questionnaire furnished to DBSI is true and accurate in all respects. The undersigned represents and warrants that:

(a)
he is not subject to or a respondent in any legal action for, any injunction cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)
he has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)
he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

2.
The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to DBSI and its legal representatives or agents (including any investigative search firm retained by DBSI) any information they may have about the undersigned's background and finances ("Information"), purely for the purposes of the Company's IPO (and shall thereafter hold such information confidential). Neither DBSI nor its agents shall be violating the undersigned's right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

3.
Except as provided in the Registration Statement, the undersigned is not subject to any non-competition or non-solicitation agreement with any employer or prior employer which could materially affect the undersigned's ability to be a stockholder immediately prior to the IPO, employee, officer and/or director of the Company.

4.
As used herein, an "Initial Transaction" shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition or other similar business combination of one or more operating business, one or more portfolios of financial assets (including consumer and/or mortgage loans) or one or more real estate assets, or a series of such transactions, that has a fair market value of at least 80% of the Company's net worth at the time of such transaction.

        [Remainder of Page Intentionally Left Blank.]

        IN WITNESS WHEREOF, the undersigned has executed this Letter Agreement as of the date first written above.

Richard A. Stratton

        [SIGNATURE PAGE TO LETTER AGREEMENT]

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  Exhibit 10.16